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                                                                     EXHIBIT 3.1



              CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS
                                       OF
              SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK
                                       OF
                          CELTRIX PHARMACEUTICALS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

        We, Andreas Sommer and Edmund S. Ruffin, Jr., the President and the Secretary, respectively, of Celtrix Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on March 31, 1999 adopted the following resolution, as required by
Section 151(g) of the Delaware General Corporation Law, creating two series of shares of Preferred Stock designated respectively as Series A Preferred Stock and Series B Preferred Stock:

        "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issuance of a series of Preferred Stock, $0.01 par value, of the Corporation, to be designated "Series A Preferred Stock", initially consisting of Ten Thousand (10,000) shares and another series of Preferred Stock, $0.01 par value, of the Corporation, to be designated "Series B Preferred Stock", initially consisting of Nine Thousand (9,000) shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock and the Series B Preferred Stock are not stated and expressed in the Certificate of Incorporation, the Board of Directors does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):


                                        I

               All cross-references in each subparagraph of this Section I refer to other subparagraphs in this Section I unless otherwise indicated.


               1. Designation. 10,000 shares of Preferred Stock shall be designated and known as the "Series A Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors after obtaining the consent of a majority in interest of the then-outstanding shares of Series A Preferred Stock; provided, that no decrease shall reduce the number of shares of



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Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               2.  Dividend Provisions.

                      a. Commencing on the third anniversary after the first issuance of Series A Preferred Stock, when and if the Board of Directors shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock of the Corporation, the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend); provided, however that such dividends be payable solely by the issuance of additional shares of Series A Preferred Stock, at a price per share equal to the Series A Original Purchase Price thereof, and not in cash.

                      b. In addition to Section 2.a. above, the Series A Preferred Stock, for a period of 36 months from the date of first issuance of the Series A Preferred Stock, shall be entitled to a mandatory dividend equal to 5.0% per year of the Series A Original Purchase Price (as defined below) thereof. Such dividend shall (1) be cumulative and shall compound on a semi-annual basis, and (2) be payable solely by the issuance of additional shares of Series A Preferred Stock, at a price per share equal to the Series A Original Purchase Price thereof, and not in cash. Fractional shares of Series A Preferred Stock shall be issuable for purposes hereunder.

               3. Liquidation Preference.

                      a. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, (collectively, a "Liquidation"), before any payment of cash or distribution of other property shall be made to the holders of the Common Stock or any other class or series of stock subordinate in liquidation preference to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, the greater of (i) the Series A Original Purchase Price per share (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Preferred Stock after issuance) and accrued and unpaid dividends thereon (the "Series A Liquidation Preference") and (ii) the amount such stockholders would have received had their shares of Series A Preferred Stock been converted to Common Stock immediately prior to such Liquidation, based upon the Series A Conversion Price. As used herein, the "Series A Original Purchase Price" per share is $1,000.

                      b. If, upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they shall be entitled, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would be



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payable to them in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to Section 3.b.

                      c. After the distributions described in Section 3.b above have been paid, subject to the rights of other series of preferred stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

               4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights, through and including the Series A Conversion Termination Date (as defined below), as follows (the "Series A Conversion Rights"):

a.      Right to Convert.

                             (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the sum of the Series A Original Issue Price and all accrued and unpaid dividends thereon by (y) $2.006 (such quotient, the "Series A Conversion Price"); provided, however, that the Series A Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(a)(iii).

                             (ii) Before any holder of Series A Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                             (iii) In the event the Corporation should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without



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        payment of any consideration by such holder for the additional shares of
        Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) or with payment that is less than the then-market price of the Common Stock (including, in the case of Common Stock Equivalents, on an as-converted basis) then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of (a) shares of Common Stock outstanding and (b) those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in Section 4(a)(v) below.

                             (iv) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.(iv) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                             (v) The following provisions shall apply for purposes of this Section 4(a):

                                    (A) The aggregate maximum number of shares
        of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

                                    (B) In the event of any change in the number
        of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (C) Upon the termination or expiration of
        the convertibility or exercisability of any such Common Stock Equivalents, the Conversion Price of each of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or



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        exercisable) actually issued upon the conversion or exercise of such
        Common Stock Equivalents.

        b.     Automatic Conversion.

                             (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price at the time in effect for such share upon the earliest to occur prior to the Series A Conversion Termination Date of: the time immediately prior to the effective time of (x) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); (y) the sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale, or (z) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, provided that in the case of the occurrence of (x) or (y) above, the Corporation shall have also given the holders of Series A Preferred Stock notice that such event shall occur and that the Corporation desires the Series A Preferred Stock to be converted.

                             (ii) Commencing on the occurrence of an automatic conversion pursuant to Section 4.b.(i)(x) or (y) above of shares of the Series A Preferred Stock for shares of Common Stock and until the Series A Exchange Termination Date, ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS") EIS shall have the right to exchange ("Automatic Conversion Exchange Right") the number of shares of Common Stock of the Corporation which were received upon the automatic conversion of the 8,010 originally issued shares of the Series A Preferred Stock (or the ultimate consideration received therefor in the event of merger or other similar transaction), and such number of shares of Series B Preferred Stock representing 30.1% of the aggregate amount of funding by the Corporation and EIS to Newco for developmental funding (the "Make Whole Shares")(or the equivalent number of shares of Common Stock of the Corporation issued upon conversion of the Series B Preferred Stock or the ultimate consideration received therefore in the event of a merger or other similar transaction) for 3,612 Ordinary shares (as adjusted for any combinations or divisions or similar recapitalizations) of CELTRIX NEWCO, LTD., a Bermuda exempted company, ("Newco"), held by the Corporation, so that, after giving effect to the exercise of the exchange right, EIS and the Corporation will each hold an equal number of Ordinary shares of Newco assuming that neither EIS nor the Corporation has sold any Ordinary shares of Newco.

                             In order to exercise the Automatic Conversion Exchange Right, EIS shall provide written notice thereof to the Corporation, setting forth (a) the fact that EIS



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        intends to exercise the Automatic Conversion Exchange Right, and (b) the
        proposed date for such exercise (the "Automatic Conversion Exercise Date"), which shall be between 10 and 30 days after the date of such notice, provided, however, that if the Corporation shall deliver the holders a written request to delay the date for such exercise by no more than 45 days, the Automatic Conversion Exercise Date will be as set forth in that request. During the period after the receipt of such written request, and before the Automatic Conversion Exercise Date, the holders shall negotiate with the Corporation in good faith an alternative mechanism for the transfer of the Ordinary Shares of Newco that will reduce the Corporation's tax liability, provided that the holders shall not be required to agree to any transaction which is financially disadvantageous to them. Such notice shall be irrevocable.
        On the Automatic Conversion Exercise Date, (y) EIS shall tender its shares of Common Stock of the Corporation which were received upon the automatic conversion of the 8,010 originally issued shares of Series A Preferred Stock (or the ultimate consideration received therefor in the event of merger or other similar transaction) and the Make Whole Shares to the Corporation for cancellation, and (z) the Corporation shall cause to be delivered to EIS, acting on behalf of itself and any other holders to which the Automatic Conversion Exchange Right applies, such shares of Newco. EIS and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

               5. Exchange Right. a. Provided that (a) all shares of Series A Preferred Stock initially issued and sold by the Corporation to EIS, together with those issued in respect of dividends provided for in Section 2 above have not been converted as provided in Section 4 above and (b) the Series A Exchange Termination Date (as defined below) shall not have occurred, the holders of the Series A Preferred Stock (acting by act of the majority holders thereof) shall have the right to exchange their shares of Series A Preferred Stock (the "Exchange Right") of the Corporation for 3,612 Ordinary shares (as adjusted for any combinations or divisions or similar recapitalizations) of Newco held by the Corporation, so that, after giving effect to the exercise of the Exchange Right EIS and the Corporation will each hold an equal number of Ordinary shares of Newco assuming that neither EIS nor the Corporation has sold any Ordinary shares of Newco.

               Upon exercise of the Exchange Right, 8,010 shares (as adjusted for any combinations or divisions or similar recapitalizations) of the Series A Preferred Stock of the Corporation (or the equivalent number of shares of Common Stock of the Corporation issued upon conversion of the Series A Preferred Stock) and the Make Whole Shares (or the equivalent number of shares of Common Stock of the Corporation issued upon conversion of the Series B Preferred Stock) shall be cancelled (the "Exchange Price"), and the Series A Preferred Stock and the Make Whole Shares shall no longer be entitled to any rights in the Corporation and the accrued dividends thereon shall be converted into Common Stock.


               If any shares of the Series A Preferred Stock are converted pursuant to Section 4.a., to shares of Common Stock, the Exchange Right with respect to all shares of Series A Preferred Stock shall be terminated and of no further force and effect.

               In order to exercise the Exchange Right, the holders shall provide written notice



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thereof to the Corporation, setting forth (a) the fact that such holders intend to exercise the Exchange Right, and (b) the proposed date for such exercise (the "Exercise Date"), which shall be between 10 and 30 days after the date of such notice, provided, however, that if the Corporation shall deliver the holders a written request to delay the date for such exercise by no more than 45 days, the Exercise Date will be as set forth in that request. During the period after the receipt of such written request, and before the Exercise Date, the holders shall negotiate with the Corporation in good faith an alternative mechanism for the transfer of the Ordinary Shares of Newco that will reduce the Corporation's tax liability, provided that the holders shall not be required to agree to any transaction which is financially disadvantageous to them. Such notice shall be irrevocable. On the Exercise Date, (y) the holders shall tender their shares of Series A Preferred Stock to the Corporation for cancellation, and (z) the Corporation shall cause to be delivered to EIS, acting on behalf of such holders, such shares of Newco. The holders and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

               b. Mandatory Exchange. Each share of Series A Preferred Stock shall automatically be exchanged for Ordinary shares of Newco at the Exchange Price at the time in effect for such share upon the earliest to occur after the Series A Conversion Termination Date and prior to the Series A Exchange Termination Date of: (i) the time immediately prior to the effective time of (x) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); (y) the sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale, or (z) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, provided that in the case of the occurrence of (x) or (y) above, the Corporation shall have also given the holders of Series A Preferred Stock notice that such event shall occur and that the Corporation desires the Series A Preferred Stock be exchanged.

               6.  Termination Date.

               a. The rights of the holders to convert the shares of Series A Preferred Stock into shares of Common Stock, shall terminate and be of no further force and effect on the date that is 42 months after the date of the first issuance of any shares of Series A Preferred Stock hereunder (the "Series A Conversion Termination Date").

               b. The rights of the holders to exercise the Exchange Right shall terminate and be of nor further force and effect on the date that is six (6) years after the date of the first issuance of any shares of the Series A Preferred Stock hereunder (the "Series A Exchange Termination Date"). In the event that any shares of Series A Preferred Stock remain outstanding on the Series A Exchange Termination Date, then, in such event, all such shares of Series A Preferred Stock shall



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automatically, and without the requirement of further action by the Corporation or the holders, be exchanged pursuant to Section 5 above.

               7. Other Distributions. On or prior to the Series A Conversion Termination Date, in the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4, then, in each such case for the purpose of this Section 7, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               8. Recapitalizations. On or prior to the Series A Conversion Termination Date, if at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 3 or Section 4 hereof) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               9. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights and Exchange Right of the holders of the Series A Preferred Stock against impairment.

               10. No Fractional Shares and Certificate as to Adjustments.

                      a. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of shares of Series A Preferred Stock each holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion.. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Convertible Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.



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                      b. Upon the occurrence of each adjustment or readjustment
of the Conversion Price pursuant to Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

               11. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Corporation will take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Certificate of Incorporation.

               12. Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his address appearing on the books of the Corporation.

               13. Voting Rights. Subject to Section 14 below, holders of Series A Preferred Stock shall not be entitled to vote together with holders of Common Stock, including with respect to the election of directors of the Corporation.

               14. Protective Provisions. Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then- outstanding shares of Series A Preferred Stock, voting separately as a series:

                      a. amend its Certificate of Incorporation so as to affect adversely the shares of Series A Preferred Stock or any holder thereof; or

                      b. change the rights of the holders of the holders of the Series A Preferred



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Stock in any other respect.

               15. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 or exchanged pursuant to Section 5 hereof, the shares so converted or exchanged shall be cancelled and shall not be reissuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                       II

               All cross-references in each subparagraph of this Section II refer to other subparagraphs in this Section II unless otherwise indicated.

               1. Designation. 9,000 shares of the Preferred Stock shall be designated and known as the "Series B Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors after obtaining the consent of a majority in interest of the then-outstanding shares of Series B Preferred Stock; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               2. Dividend Provisions. a. When and if the Board of Directors shall declare a dividend or distribution payable (other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) with respect to the then-outstanding shares of Common Stock of the Corporation, the holders of the Series B Preferred Stock shall be entitled to the amount of dividends per share that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series B Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

                      b. In addition to Section 2.a. above, the Series B Preferred Stock shall be entitled to a mandatory dividend equal to 9.0% per year of the Series B Original Purchase Price per share (as defined below) thereof. Such dividend shall (1) be cumulative and shall compound on a semi-annual basis, and (2) be payable solely by the issuance of additional shares of Series B Preferred Stock, at a price per share equal to the Series B Original Purchase Price thereof, and not in cash. Fractional shares of Series B Preferred Stock shall be issuable for purposes hereunder.

               3. Liquidation Preference. a. No future class or series of preferred stock issued by the Corporation shall rank senior to the Series B Preferred Stock, provided, however that any future class or series of preferred stock issued by the Corporation may rank pari passu with the Series B Preferred Stock.

                      b. In the event of a Liquidation, before any payment of cash or distribution of other property shall be made to the holders of the Common Stock or any other class or series of stock subordinate in liquidation preference to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, the greater of (i) the Series B Original Purchase Price per share (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series B Preferred Stock after issuance) and accrued and unpaid dividends thereon (the "Series B Liquidation Preference"), and (ii) the amount such stockholders would have received had their shares of Series B Preferred Stock been converted to Common Stock immediately prior to such Liquidation, based upon the Series B Conversion Price. As used Section II, the "Series B Original Purchase Price" per share is $1,000.

                      c. If, upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series B Preferred Stock the full amounts to which they shall be entitled, the holders of the Series B Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to Section 3.b.

                      d. After the distributions described in Section 3.b above have been paid, subject to the rights of other series of preferred stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

               4. Conversion. Subject to Section I, paragraph 5, the holders of the Series B Preferred Stock shall have conversion rights, through and including the Series B Termination Date (as defined below), as follows (the "Series B Conversion Rights"):

                      a.     Right to Convert.

                             (i) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the sum of the Series B Original Issue Price and all accrued and unpaid dividends thereon by (y) $2.006 (such quotient, (the "Series B Conversion Price"); provided, however, that the Series B Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(a)(iii).

                             (ii) Before any holder of Series B Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                             (iii) In the event the Corporation should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or the Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) or with payment that is less than the then-market price of the Common Stock (including, in the case of Common Stock Equivalents, on an as-converted basis), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series B Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of (a) shares of Common Stock outstanding and (b) those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided in Section 4(a)(v).

                             (iv) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series B Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                             (v) The following provisions shall apply for purposes of this Section 4(a):

                                    (A) The aggregate maximum number of shares
        of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

                                    (B) In the event of any change in the number
        of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (C) Upon the termination or expiration of
        the convertibility or exercisability of any such Common Stock Equivalents, the Conversion Price of each of the Series B Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

                      b. Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Series B Conversion Price at the time in effect for such share upon the earliest to occur prior to the Series B Conversion Temination Date of: (i) the time immediately prior to the effective time of (x) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); (y) the sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale, or (z) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Preferred Stock, provided that in the case of the occurrence of (x) or (y) above, the Corporation shall have also given the holders of the Series B Preferred Stock notice that such event shall occur and that the Corporation desires the Series B Preferred Stock be converted.

               5. Termination Date. The rights of the holders to (a) convert the shares of Series B Preferred Stock into shares of Common Stock and (b) receive dividends on the Series B Preferred Stock shall terminate and be of no further force and effect on the date that is six years after the date of the first issuance of any shares of Series B Preferred Stock hereunder (the "Series B Termination Date"). In the event that any shares of Series B Preferred Stock remain outstanding on the Series B Termination Date, then, in such event, all such shares of Series B Preferred Stock shall automatically, and without the requirement of further action by the Corporation or the holders, be converted into shares of Common Stock, at the Series B Conversion Price in effect on the Series B Termination Date. Upon surrender of the Series B Preferred Stock certificates by the holders of Series B Preferred Stock to the Corporation or its transfer agent, the Corporation shall thereafter, as expeditiously as practicable, issue to the holders certificates in respect of such shares of Common Stock, based on the aggregate number of shares of Series B Preferred Stock held by each of such holders as of such date.

               6. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4, then, in each such case for the purpose of this Section 6, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               7. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 3 or Section 4 hereof) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 4 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               8. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of the Series B Preferred Stock against impairment.

               9. No Fractional Shares and Certificate as to Adjustments.

                      a. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of shares of Series B Preferred Stock each holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion.. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Convertible Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                      b. Upon the occurrence of each adjustment or readjustment of the Series B

Conversion Price pursuant to Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

               10. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series B Preferred Stock, the Corporation will take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Certificate of Incorporation.

               11. Redemption by the Corporation. a. Subject to the provisions in Sections 4-10 above, shares of the Series B Preferred Stock may be redeemed in cash by the Corporation, as follows, any time, upon 30 days' prior written notice to EIS, at a price equal to minimum increments of at least $500,000 at the Series B Original Issue Price per share plus accrued and unpaid dividends thereof (the "Redemption Price").

               b. Thirty days prior to the date of any redemption (each a "Redemption Date"), as permitted in this Section 11, the Corporation shall send a written notice of redemption (the "Notice") to EIS informing it of the Corporation's proposed redemption of Series B Preferred Stock to be redeemed in the manner provided herein. The notice shall identify:

                      (i) the Redemption Date;

                      (ii) the number of shares of Series B Preferred Stock to be redeemed by the Corporation;

                      (iii) the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible;

                      (iv) the Redemption Price of the Series B Preferred Stock to be redeemed;

                      (v) the name and address of the transfer agent, if any, in respect of the Series B Preferred Stock;

                      (vi) that the Series B Preferred Stock called for redemption may be converted by EIS, as otherwise provided herein, at any time before the close of business on the Redemption Date; and

                      (vii) that the Series B Preferred Stock called for redemption must be surrendered to the transfer agent at the office of the Corporation or its transfer agent to collect the Redemption Price.

               c. Upon issuance of the Notice, the Series B Preferred Stock called for redemption shall become due and payable on the Redemption Date, unless converted prior to such date, and at the Redemption Price stated in the Notice. Upon their surrender to the Corporation or transfer agent, shares of Series B Preferred Stock shall be redeemed by the Corporation and the Redemption Price stated in the Notice shall be paid in cash in full by the Corporation.

               d. If due to a redemption pursuant to this paragraph 11, an insufficient number of shares of Series B Preferred Stock are issued and outstanding to permit EIS to exchange the Make Whole Shares upon exercise of the Exchange Right, EIS shall exchange all of the outstanding shares of the Series B Preferred Stock and shall pay any remaining amount owed in cash.

               12. Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series B Preferred Stock shall be deemed given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his address appearing on the books of the Corporation.

               13. Voting Rights. Subject to Section 14 below, holders of Series B Preferred Stock shall not be entitled to vote together with holders of Common Stock, including with respect to the election of directors of the Corporation.

               14. Protective Provisions. Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then- outstanding shares of Series B Preferred Stock, voting separately as a series:

                      a. amend its Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock or any holder thereof, including without limitation, by creating any series of preferred stock (or issuing any shares under any such series) that is senior, in right of payment upon liquidation, in respect of dividends, or otherwise, to the Series B Preferred Stock; or

                      b. change the rights of the holders of the holders of the Series B Preferred

Stock in any other respect.

               15. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be reissuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock."

        IN WITNESS WHEREOF, said Celtrix Pharmaceuticals, Inc. has caused this Certificate of Designation to be signed by Donald Huffman, it Vice President and Chief Financial Officer, this 21st day of April, 1999.

                                  CELTRIX PHARMACEUTICALS, INC.



                                  By: /s/ Donald Huffman
                                      ------------------------------------------
                                      Donald Huffman
                                      Vice President and Chief Financial Officer